CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statements No. 33-63554, 333-136289, 333-140949, 333-168592 and 333-211320 on Form S-8 and Registration Statement No. 333-212946 on Form S-3 of USG Corporation of our report dated February 9, 2015, with respect to the consolidated statements of income, comprehensive income, changes in equity and cash flows of USG Boral Buildings Products Pty Limited and its controlled entities for the year ended June 30, 2014, which report appears in the December 31, 2016 Annual Report on Form 10-K of USG Corporation.

/s/ KPMG
Sydney, NSW Australia
February 8, 2017